Exhibit (c)(15)

DRAFT Project Trans Am Discussion Materials August 2018

DRAFT Disclaimer The following pages contain material that was provided to ArcLight Capital Partners, LLC (“ArcLight”) in connection with a potential acquisition of TransMontaigne Partners LP (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by ArcLight and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company, ArcLight and/or publicly available sources, and Barclays has relied upon such information without independe nt verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company and/or ArcLight or were obtained from publicly available sources or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company and/or ArcLight. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. Because these materials were prepared for use in the context of a presentation to ArcLight, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays. These materials are not intended to provide the sole basis for evaluation of the proposed transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed transaction. Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of ArcLight or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of ArcLight or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of ArcLight. Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of ArcLight and the counterparty (or their respective affiliates) for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments. These materials do not constitute nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any transaction described herein. Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2018 (all rights reserved). 1

DRAFT

Trans Am Illustrative Multiples Calculations

Trans Am Illustrative Multiples Calculations

Valuation Methodology:

($ in millions, except per unit data)	ArcLight GP Purchase Price				EBITDA Attributable to LP [1]			
		Initial Offer[3] (7/10/18)				Initial Offer[3] (7/10/18)		
TLP Unit Price:		**$38.00**	**$39.50**	**$46.00**		**$38.00**	**$39.50**	**$46.00**
	Units [3]				**Units [3]**			
Public LP Equity Value	13.1	$496.1	$515.7	$600.6	13.1	$496.1	$515.7	$600.6
TLP Equity Holdings, LLC LP Equity Value	2.4	89.9	93.5	108.9	2.4	89.9	93.5	108.9
Total LP Equity Purchase Price		$586.0	$609.2	$709.4		$586.0	$609.2	$709.4
TLP Acquisition LP Equity Value	0.8	30.4	31.6	36.8	0.8	30.4	31.6	36.8
Total LP Equity Value	16.2	$616.4	$640.8	$746.2	16.2	$616.4	$640.8	$746.2
GP Equity Value [4,5,6]		$350.0	$350.0	$350.0				
Total TLP Equity Value		**$966.4**	**$990.8**	**$1,096.2**		**$616.4**	**$640.8**	**$746.2**
MLP Total Debt		$590.2	$590.2	$590.2		$413.8	$413.8	$413.8
MLP Cash		(0.9)	(0.9)	(0.9)		(0.7)	(0.7)	(0.7)
TLP Net Debt		$589.3	$589.3	$589.3		$413.2	$413.2	$413.2
Total TLP Enterprise Value		**$1,555.7**	**$1,580.0**	**$1,685.5**		**$1,029.6**	**$1,053.9**	**$1,159.4**
Enterprise Value as a Multiple of:	**TLP Data**				**TLP Data**			
2018E EBITDA:	$137.6	11.3x	11.5x	12.3x	$96.4	10.7x	10.9x	12.0x
2018E EBITDA (Adj. for Omnibus Agreement): [7]	$123.7	12.6x	12.8x	13.6x	$86.7	11.9x	12.2x	13.4x
Unit Price as a Multiple of:								
2018E DCF / LP Unit:	$3.81	10.0x	10.4x	12.1x	$3.81	10.0x	10.4x	12.1x
2018E DCF / LP Unit (Adj. for Omnibus Agreement): [7]	$3.39	11.2x	11.7x	13.6x	$3.39	11.2x	11.7x	13.6x

($ in millions, except per unit data)	Cash Flow Parity				Perceived Evercore Methodology [2]			
		Initial Offer[3] (7/10/18)				Initial Offer[3] (7/10/18)		
TLP Unit Price:		**$38.00**	**$39.50**	**$46.00**		**$38.00**	**$39.50**	**$46.00**
	Units [3]				**Units [3]**			
Public LP Equity Value	13.1	$496.1	$515.7	$600.6	13.1	$496.1	$515.7	$600.6
TLP Equity Holdings, LLC LP Equity Value	2.4	89.9	93.5	108.9	2.4	89.9	93.5	108.9
Total LP Equity Purchase Price		$586.0	$609.2	$709.4		$586.0	$609.2	$709.4
TLP Acquisition LP Equity Value	0.8	30.4	31.6	36.8	0.8	30.4	31.6	36.8
Total LP Equity Value	16.2	$616.4	$640.8	$746.2	16.2	$616.4	$640.8	$746.2
GP Equity Value [4,5,6]	5.1	$192.2	$199.8	$232.7	0.3	$12.6	$13.1	$15.2
Total TLP Equity Value		**$808.7**	**$840.6**	**$978.9**		**$629.0**	**$653.8**	**$761.4**
MLP Total Debt		$590.2	$590.2	$590.2		$590.2	$590.2	$590.2
MLP Cash		(0.9)	(0.9)	(0.9)		(0.9)	(0.9)	(0.9)
TLP Net Debt		$589.3	$589.3	$589.3		$589.3	$589.3	$589.3
Total TLP Enterprise Value		**$1,397.9**	**$1,429.8**	**$1,568.2**		**$1,218.3**	**$1,243.1**	**$1,350.7**
Enterprise Value as a Multiple of:	**TLP Data**				**TLP Data**			
2018E EBITDA:	$137.6	10.2x	10.4x	11.4x	$137.6	8.9x	9.0x	9.8x
2018E EBITDA (Adj. for Omnibus Agreement): [7]	$123.7	11.3x	11.6x	12.7x				
Unit Price as a Multiple of:								
2018E DCF / LP Unit:	$3.81	10.0x	10.4x	12.1x	$3.81	10.0x	10.4x	12.1x
2018E DCF / LP Unit (Adj. for Omnibus Agreement): [7]	$3.39	11.2x	11.7x	13.6x				

Source: Company filings, press releases and FactSet. Projections provided by the Company or ArcLight.

1. *EBITDA Attributable to LP Methodology calculated by multiplying both Net Debt and EBITDA by 70.1%, which is 1 – GP % of 2018E DCF.*
2. *Reflects Barclays perception of Evercore methodology. Evercore analysis has not been sent to or reviewed by Barclays, ArcLight, or K&E.*
3. *Initial offer price of $38.00 per unit and LP unit counts per the Schedule 13D filed on 7/10/18. GP unit count shown in Perceived Evercore Methodology per TLP's 10-Q filed 5/9/18.*
4. *GP equity value in ArcLight GP Purchase Price methodology based on ArcLight's purchase price of TLP's GP from NGL.*
5. *GP equity value for Cash Flow Parity method calculates the number of LP units that would need to be issued to the GP in order for the GP to achieve cash flow parity between the distributions it gets from its IDR ownership and the distributions it would get from the new LP units it receives as consideration for resetting the IDRs. Specifically, we calculate the 2Q 2018 IDR distributions to be $3.76mm, based on a 16.2mm LP unit count and a 2Q 2018 distribution of $0.795 per unit. We then divide this $3.76mm of IDR distributions by the 2Q 2018 distribution of $0.795 to calculate the ~4.7mm units the GP should receive. That ~4.7mm units is added to the current ~0.3mm GP units already owned by the GP to produce ~5.1mm units, which we value at the same price as the LP units (note, this analysis ignores the value of the IDRs still owned by the General Partner).*
6. *GP equity value in perceived Evercore Methodology assumes GP units are equivalent in value to LP units.*
7. *Omnibus adjustment per ArcLight. EBITDA and DCF multiples adjusted for Omnibus Agreement represents the implied multiples assuming fully-consolidated TMS costs which are currently not included in TLP's cash flows.*

BARCLAYS

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DRAFT Disclaimer This document has been prepared by Barclays Capital Inc. (“Barclays”) for information purposes only. This document is confidential and for the sole and exclusive benefit and internal use of ArcLight Capital Partners, LLC (the “Recipient”) in connection with the matter or possible transaction to which this document relates, and no part of it may be reproduced, distributed or transmitted without the prior written permission of Barclays. This document is an indicative summary of the terms and conditions of the transaction described herein and may be amended, superseded or replaced by subsequent summaries. The final terms and conditions of the transaction will be set out in full in the applicable binding transaction document(s). This document is incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays. 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